Exhibit 21

List of Subsidiaries

The following sets forth the subsidiaries of the Registrant and their respective states of incorporation or organization:

Name	State
Amherst JV LLC	Delaware
Amherst Property, LLC	Delaware
American Office Park Properties, TPGP, Inc.	California
AOPP Acquisition Corp. Two	California
Arapaho Investors, LLC	Delaware
GB, LLC	Maryland
Hernmore Corporation	Maryland
Metro Park I, LLC	Delaware
Metro Park II, LLC	Delaware
Metro Park III, LLC	Delaware
Metro Park IV, LLC	Delaware
Metro Park V, LLC	Delaware
Miami International Commerce Center Association, Inc.	Florida
Monroe Parkway, L.L.C.	Virginia
PS Business Parks, L.P.	California
PS Metro Park, LLC	Maryland
PSB Amherst Investors, L.L.C.	Delaware
PSB Amherst L.L.C.	Delaware
PSB Amherst Finance LLC	Delaware
PSB Boca Commerce Park, LLC	Delaware
PSB Meadows LLC	Delaware
PSB Meadows Member LLC	Delaware
PSB MICC 2323 LLC	Delaware
PSB Northern California Industrial Portfolio, LLC	Delaware
PSB Shady Grove LLC	Maryland
PSB Wellington Commerce Park I, LLC	Delaware
PSB Wellington Commerce Park II, LLC	Delaware
PSB Wellington Commerce Park III, LLC	Delaware
PSBP Industrial, LLC	Delaware
PSBP Northpointe D LLC	Virginia
PSBP QRS, Inc.	California
PSBP Springing Member LLC	Delaware
PSBP Westwood GP, LLC	Delaware
REVX-098, LLC	Delaware
Tenant Advantage, Inc.	California